News Release

Apollo Group, Inc.
4615 E. Elwood St.
Phoenix, AZ 85040
(800) 990-APOL
(480) 379-3503 fax
Internet:
www.apollogrp.edu
www.phoenix.edu
www.ipd.org
www.fp.edu
www.wintu.edu

Company Contact:
Kenda B. Gonzales
Chief Financial Officer
(800) 990-APOL
Email:

kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski
Apollo Group, Inc.

(800) 990-APOL
Email:

janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc.

(480) 557-2952
Email:

ayla.dickey@apollogrp.edu

APOLLO GROUP, INC. ANNOUNCES EXPANSION
INTO MEXICO AND COMPLETION
OF DEPARTMENT OF EDUCATION AUDITS AND REVIEW

Phoenix, Arizona, September 7, 2004 — Apollo Group, Inc. (NASDAQ: APOL) today announced that University of Phoenix has received approval for expansion into Mexico. In addition, we are pleased to announce that we have reached agreement with the United States Department of Education to resolve both the Office of the Inspector General audits of Institute for Professional Development client institutions and the University of Phoenix program review.

The company will hold a brief conference call to discuss this announcement at 4:30 PM Eastern time, 1:30 PM Phoenix time, on Tuesday, September 7, 2004. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 9986750. A live webcast of this event may be accessed by visiting the company website at www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #9986750) until September 30, 2004.

Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc. operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 78 campuses and 133 learning centers in 38 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 239,300 students as of May 31, 2004.

For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company web site at: www.apollogrp.edu.